Exhibit 3.21

ARTICLES OF INCORPORATION

OF

LORENZ SURGICAL INSTRUMENTS OF FLORIDA, INC.

The undersigned, for the purpose of forming a corporation for profit under the laws of Florida, hereby adopt the following Articles of Incorporation:

ARTICLE I

Name

The name of the corporation is LORENZ SURGICAL INSTRUMENTS OF FLORIDA, INC.

ARTICLE II

Principal Office

The principal business office of the corporation shall be 1520 Tradeport Drive, Jacksonville, Florida, 32218-2480 and the Corporation’s mailing address shall be Post Office Box 18009, Jacksonville, Florida 32229-8009.

ARTICLE III

Duration

This corporation shall exist perpetually. Corporate existence shall commence on the date these Articles are executed and acknowledged, except that if they are not filed by the Department of State of the State of Florida within five days, exclusive of legal holidays, after they are executed and acknowledged, corporate existence shall commence upon filing by the Department of State.

ARTICLE IV

Nature of Business

This corporation is organized for the purpose of transacting any or all lawful business.

ARTICLE V

Capital stock

(a) Authorized Capital. The maximum number of shares of stock which this corporation is authorized to have outstanding at any one time is 100 shares of common stock having a par value of $1.00 per share.

(b) Preemptive Rights. Shareholders shall have no preemptive rights.

(c) Cumulative Voting. Cumulative voting shall not be permitted.

(d) Restrictions on Transfer of Stock. The shareholders may, by bylaw provision or by shareholders’ agreement recorded in the minute book, impose such restrictions on the sale, transfer or encumbrance of the stock of this corporation as they may see fit.

ARTICLE VI

Initial Registered Office and Agent

The street address of the initial registered office of this corporation is Cone, Purcell & Miller, P.A., Suite 1235, One Enterprise Center, 225 Water Street, Jacksonville, Florida 32202, and the name of the initial registered agent of this corporation at that address is Fred M. Cone, Jr.

ARTICLE VII

Directors

(a) Number. This corporation shall have four directors initially. The number of directors may be increased or diminished from time to time by the bylaws, but shall never be less than one.

(b) Initial Directors. The names and street addresses of the members of the first board of directors of the corporation are:

Name	Address

Walter Lorenz	1520 Tradeport Drive Jacksonville, Florida 32218

Betty J. Lorenz	1520 Tradeport Drive Jacksonville, Florida 32218

Debra A. Powers	1520 Tradeport Drive Jacksonville, Florida 32218

Michael D. Teague	1520 Tradeport Drive Jacksonville, Florida 32218

(c) Compensation. The shareholders of this corporation shall have the exclusive authority to fix the compensation of directors of this corporation.

(d) Indemnification. The board of directors is hereby specifically authorized to make provision for indemnification of directors, officers, employees and agents to the full extent permitted by law.

ARTICLE VIII

Bylaws

The initial bylaws of this corporation shall be adopted by the directors. Bylaws shall be adopted, altered, amended or repealed from time to time by either the shareholders or the board of directors, but the board of directors shall not alter, amend or repeal any bylaw adopted by the shareholders if the shareholders specifically provide that such bylaw is not subject to amendment or repeal by the directors.

ARTICLE IX

Incorporator

The name and street address of the incorporator of this corporation is:

Walter Lorenz

1520 Tradeport Drive

Jacksonville, Florida 32218

ARTICLE X

Amendment

This corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation, and any right conferred upon the shareholders is subject to this reservation.

IN WITNESS WHEREOF, the incorporator has executed these Articles the 21 day of February, 1991.

/s/ WALTER LORENZ
WALTER LORENZ

STATE OF FLORIDA

COUNTY OF DUVAL

The foregoing instrument was acknowledged before me this 21 day of February, 1991, by Walter Lorenz.

/s/ Vicki J. Bowers
Notary Public, State of Florida My commission expires:

ARTICLES OF MERGER

FOR

LORENZ SURGICAL INSTRUMENTS OF FLORIDA, INC.

AND

WALTER LORENZ SURGICAL INSTRUMENTS, INC.

THE UNDERSIGNED, officers of Lorenz Surgical Instruments of Florida, Inc., a Florida corporation (hereinafter referred to as “Lorenz Florida”), and Walter Lorenz Surgical Instruments, Inc., a Delaware corporation (hereinafter referred to as “Lorenz Delaware”), respectfully submit these Articles of Merger pursuant to the requirements of Florida Statutes, Section 607.1105 in order to consummate the merger of the corporations and set forth as follows:

1. The names of the corporations being merged are Walter Lorenz Surgical Instruments, Inc., a Delaware corporation, and Lorenz Surgical Instruments of Florida, Inc., a Florida corporation.

2. Lorenz Florida is a wholly owned subsidiary of Lorenz Delaware.

3. As a result of the merger, all of the issued and outstanding common one dollar par-value stock of Lorenz Florida will be distributed to the shareholders of Lorenz Delaware in exchange for each share of the common no-par-value stock of Lorenz Delaware on a one-to-one ratio.

4. Lorenz Florida shall be the surviving corporation as a result of the merger.

5. Article I of the Articles of Incorporation of Lorenz Florida, the surviving corporation, is hereby amended to provide that the name of the corporation shall be changed to Walter Lorenz Surgical Instruments, Inc.

6. Shareholder approval of the merger was not required pursuant to Florida Statutes, Section 607.1104, and a Plan of Merger was adopted by the Board of Directors of Lorenz Delaware as required by Florida Statutes, Section 607.1104 in an Action by Consent dated March 25th, 1991 which is attached hereto as Exhibit “A” and incorporated by reference.

7. The effective date of the merger shall be April 1, 1991.

IN WITNESS WHEREOF, these Articles of Merger have been executed as of this 25th day of March, 1991.

LORENZ SURGICAL INSTRUMENTS OF FLORIDA, INC., a Florida corporation

BY:	/s/ WALTER LORENZ
WALTER LORENZ President

Attested to:

BY:	/s/ DEBRA POWERS
DEBRA POWERS Secretary

WALTER LORENZ SURGICAL INSTRUMENTS, INC., a Delaware corporation

BY:	/s/ WALTER LORENZ
WALTER LORENZ President

Attested to:

BY:	/s/ DEBRA POWERS
DEBRA POWERS, Secretary

ARTICLES OF MERGER

of

LORENZ SURGICAL ACQUISITION CORP.

an Indiana corporation

with and into

WALTER LORENZ SURGICAL INSTRUMENTS, INC.

a Florida corporation

Walter Lorenz Surgical Instruments Inc., a corporation existing pursuant to the provisions of the Florida Business Corporation Act (“Florida Act”), and Lorenz Surgical Acquisition Corp., a corporation existing pursuant to the provisions of the Indiana Business Corporation Law (“BCL”), in compliance with the requirements of the Florida Act and the BCL, and desiring to effect a merger of Lorenz Surgical Acquisition Corp. (“Merging Corporation”) with and into Walter Lorenz Surgical Instruments, Inc. (“Surviving Corporation”), and acting by their duly authorized officers hereby set forth the following facts:

ARTICLE I

Plan of Merger

The Plan of Merger, whereby the Merging Corporation will merge with and into the Surviving Corporation (the “Plan of Merger”) contains such information as is required by Indiana Code 23-1-40-1 and Section 607.1101 of the Florida Act, is attached hereto as “Exhibit A,” and is hereby incorporated by reference.

ARTICLE II

Effective Time

The Merger shall be effective at 12:01 a.m. Eastern Standard Time on August 1, 1992.

ARTICLE III

Name

As of and after the Effective Time of the Merger, the name of the Surviving Corporation shall be “Walter Lorenz Surgical, Inc.”

ARTICLE IV

Directors and Officers

4.1. The Board of Directors of the Surviving Corporation as of and after the Effective Time of the Merger shall consist of the following individuals: Dane A. Miller, Daniel P. Hann, and Gregory D. Hartman.

4.2. The officers of the Surviving Corporation as of and after the Effective Time of the Merger shall be as follows:

Dane A. Miller	Chairman of the Board

Walter Lorenz	President

Debra A. Powers	Executive Vice President

Michael D. Teague	Senior Vice President Sales & Marketing

Michael T. Greene	Vice President Sales & Marketing

Jeffrey E. Ashby	Director of Sales & Marketing

Daniel P. Hann	Secretary

Vicki J. Bowers	Assistant Secretary

Gregory D. Hartman	Treasurer

ARTICLE V

Manner of Adoption

5.1. The Plan of Merger was approved by the unanimous written consent of the Board of Directors of the Merging Corporation as of June 12, 1992, and the board of directors of the sole shareholder of the Merging Corporation unanimously approved the merger at a meeting duly called and held on June 13, 1992.

5.2. The Plan of Merger was approved by the unanimous written consent of the Board of Directors and the sole shareholder of the Surviving Corporation, which was dated June 15, 1992.

5.3. The manner of the adoption of the Plan of Merger constitutes full legal compliance with the provisions of the BCL, the Florida Act, the Articles of Incorporation and Bylaws of the Surviving Corporation, and the Articles of Incorporation and Bylaws of the Merging Corporation.

IN WITNESS WHEREOF, the Surviving Corporation and the Merging Corporation have caused these Articles of Merger to be signed by their duly authorized officers as of the date noted below.

Dated this 23 day of July 1992.

LORENZ SURGICAL ACQUISITION CORP.

By:	/s/ Dane A. Miller
Dane A. Miller, President

ATTEST:

By:	/s/ Daniel P. Hann
Daniel P. Hann, Secretary

WALTER LORENZ SURGICAL INSTRUMENTS, INC.

By:	/s/ Walter Lorenz
Walter Lorenz, President

ATTEST:

By:	/s/ Vicki J. Bowers
Vicki J. Bowers, Secretary

PLAN OF MERGER

This Plan of Merger (“Plan of Merger”) is made and executed as of the 23rd day of July, 1992, by and between Lorenz Surgical Acquisition Corp., an Indiana corporation (the “Company”), and Walter Lorenz Surgical Instruments, Inc., a Florida corporation (“Lorenz Surgical”).

Recitals

A. The Company, Lorenz Surgical, Biomet, Inc. (“Biomet”), and Walter Lorenz (“Shareholder”) have entered into an Agreement of Merger dated July 23, 1992 (“Agreement of Merger”) providing for the statutory merger of the Company with and into Lorenz Surgical (“Merger”) pursuant to the Indiana Business Corporation Law (“BCL”), the Florida Business Corporation Act (“Florida Act”), and upon the terms and conditions set forth in this Plan of Merger.

B. The registered office of the Company is Airport Industrial Park, P. O. Box 587, Warsaw, Indiana 46580, its registered agent is Daniel P. Hann, and the purpose for which the Company was formed is to transact any and all lawful business for which corporations may be formed under Indiana law.

C. The registered office of Lorenz Surgical is 1520 Tradeport Drive, Jacksonville, Florida, 33218 its registered agent is Fred M. Cone, Jr., 225 Water Street, Suite 1235, Jacksonville, Florida 32202, and the purpose for which Lorenz Surgical was formed is to transact any or all lawful business for which corporations may be formed under Florida law.

D. Lorenz Surgical has authorized 100 shares of common stock having a par value of $1.00 per share (“Lorenz Stock”), all of which have the same rights, preferences, limitations, and restrictions, and 75 of which are issued and outstanding and owned by Walter Lorenz. The remaining 25 shares of Lorenz Stock are held as treasury shares.

E. The Company has authorized 1,000 common shares, no par value (“Company Shares”), all of which have the same rights, preferences, limitations, and restrictions, and 100 of which are issued and outstanding and owned by Biomet.

F. The Boards of Directors of the Company and Lorenz Surgical (the “Boards of Directors”) deem the Agreement of Merger and this Plan of Merger advisable for the mutual benefit of their respective corporations, and the Boards of Directors, by appropriate resolutions, have adopted and approved the Agreement of Merger and the Plan of Merger, as of June 12, 1992 and June 15, respectively.

G. Walter Lorenz, as the sole shareholder of Lorenz Surgical, deems the Agreement of Merger and the Plan of Merger advisable for and in the best interests of Lorenz Surgical, and by a written consent dated June 15, 1992 has adopted and approved the Agreement of Merger and this Plan of Merger.

H. Biomet, as the sole shareholder of the Company, deems the Agreement of Merger and the Plan of Merger advisable for and in the best interests of the Company, and the Board of Directors of Biomet unanimously adopted and approved the Agreement of Merger and this Plan of Merger at a meeting duly called and held on June 13, 1992.

I. Pursuant to the BCL and the Florida Act, the Company may be merged with and into Lorenz Surgical upon the approvals of the Boards of Directors, Walter Lorenz as the sole shareholder of Lorenz Surgical, and Biomet as the sole shareholder of the Company.

J. In consideration of the premises, covenants, and agreements set forth in this Plan of Merger and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Lorenz Surgical hereby make this Plan of Merger and set forth the terms and conditions of the Merger and the mode of carrying the Merger into effect as follows:

ARTICLE I

THE MERGER

Section 1.1. The Merger. Pursuant to the provisions of the BCL and the Florida Act, effective upon the filings made pursuant to Section 1.2, the Company shall be merged with and into Lorenz Surgical. Upon the consummation of the Merger, the separate existence of the Company shall cease and Lorenz Surgical shall be the surviving corporation with its principal office located at 1520 Tradeport Drive, Jacksonville, Florida (the “Surviving Corporation”).

Section 1.2. Filings: Effective Time. The Merger shall be consummated by filing Articles of Merger with the Secretary of State of the State of Indiana (“Indiana Secretary of State”), by filing Articles of Merger with the Secretary of State of the State of Florida (“Florida Secretary of State”), and by making all other filings or recordings, in such forms as are required by, and executed in accordance with the relevant provisions of the BCL and the Florida Act, respectively. The Merger shall become effective on August 1, 1992 (“Effective Time”).

Section 1.3. Effects of the Merger. The Merger shall have the effects set forth in the BCL and the Florida Act and as provided in this Plan of Merger.

ARTICLE II

THE SURVIVING CORPORATION

Section 2.1. Name of Surviving Corporation. From and after the Effective Time, the name of the Surviving Corporation shall be “Walter Lorenz Surgical, Inc.”

Section 2.2. Articles of Incorporation. The Articles of Incorporation of Lorenz Surgical as in effect immediately prior to the Effective Time shall become and continue to be the Articles of Incorporation of the Surviving Corporation until amended in accordance with the Florida Act.

Section 2.3. Bylaws. The Bylaws of Lorenz Surgical as in effect immediately prior to the Effective Time shall become and continue to be the Bylaws of the Surviving Corporation, until amended in accordance with the Florida Act.

Section 2.4. Directors and Officers. The directors and officers of the Surviving Corporation after the effective time shall be as set forth in the Articles of Merger included as Exhibit 1.2(b) to the Agreement of Merger, each to hold office in accordance with the Articles of Incorporation and the Bylaws of the Surviving Corporation.

Section 2.5. Authorized Shares. The authorized number and par value of the Lorenz Stock immediately prior to the Effective Time shall be the authorized number and par value of the common shares of the Surviving Corporation from and after the Effective Time.

ARTICLE III

ISSUANCE OF COMMON SHARES

Section 3.1. Issuance of Common Shares of Biomet. In exchange for the shares of stock of the Surviving Corporation resulting from the conversion provided in Section 3.2, Biomet shall issue to Shareholder that number of common shares of Biomet (“Common Shares”) having a value of $19,000,000 based on the average closing price of the Common Shares as reported on the National Association of Securities Dealers Automated Quotations System for the five trading days immediately preceding the date of the Closing of the transactions contemplated by the Agreement of Merger.

Section 3.2. Effect on Lorenz Surgical and the Company. The effect of the Merger on the Lorenz Stock and the issued and outstanding Company Shares shall be as follows:

(a)	Lorenz Surgical. At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder thereof, each share of Lorenz Stock and all rights in respect thereof, which shall be issued and outstanding or held as treasury shares, shall be converted into Biomet Common Shares, as provided in Section 3.1, and all certificates formerly representing the Lorenz Stock shall be deemed cancelled and of no further effect in representing an equity interest in the Surviving Corporation.

(b)	The Company. All authorized Company Shares issued and outstanding immediately prior to the Effective Time of the Merger or held as treasury shares shall be converted into an equal number of shares of the Surviving Corporation, and all certificates formerly representing the Company Shares shall be deemed cancelled and of no further effect in representing an equity interest in the Surviving Corporation.

IN WITNESS WHEREOF, the Company and Lorenz Surgical have caused this Plan of Merger to be acknowledged, executed, and attested to by their duly authorized officers as of the day and year first above written.

“The Company”

Attest:		Lorenz Surgical Acquisition Corp.

By:	/s/ Daniel P. Hann	By:	/s/ Dane A. Miller
	Daniel P. Hann, Secretary		Dane A. Miller, President

“ Lorenz Surgical”

Attest:		Walter Lorenz Surgical Instruments, Inc.

By:	/s/ Vicki J. Bowers	By:	/s/ Walter Lorenz
	Vicki J. Bowers, Secretary		Walter Lorenz, President

ARTICLES OF AMENDMENT

Article I. Name

The name of this Florida corporation is Walter Lorenz Surgical, Inc.

Article II. Amendment

The Articles of Incorporation of the Corporation are amended so that the name of the Corporation is changed from Walter Lorenz Surgical, Inc. to Biomet Microfixation, Inc.

Article III. Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on the date shown below.

Article IV. Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was approved by the shareholder of the Corporation, Biomet, Inc.

The undersigned executed this document on the date shown below,

WALTER LORENZ SURGICAL, INC.

By:	/s/ Jacqueline. K. Huber
Name:	Jacqueline. K. Huber
Title:	Secretary
Date:	March 30, 2007

BIOMET, INC.

By:	/s/ Jacqueline. K. Huber
Name:	Jacqueline. K. Huber
Title:	Asst. Secretary
Date	March 30, 2007

Certificate of Conversion

For

“Other Business Entity”

Into

Florida Limited Liability Company

This Certificate of Conversion and attached Articles of Organization are submitted to convert the following “Other Business Entity” into a Florida Limited Liability Company in accordance with s.608.439, Florida Statutes.

1. The name of the “Other Business Entity” immediately prior to the filing of this Certificate of Conversion is:

Biomet 3i, Inc.

(Enter Name of Other Business Entity)

2. The “Other Business Entity” is a Corporation.

(Enter entity type. Example: corporation, limited partnership, sole proprietorship,

general partnership, common law or business trust, etc.)

first organized, formed or incorporated under the laws of Florida

(Enter state, or if a non-U.S. entity, the name of the country)

on May 27, 1987.

(Enter date “Other Business Entity” was first organized, formed or incorporated)

3. If the jurisdiction of the “Other Business Entity” was changed, the state or country under the laws of which it is now organized, formed or incorporated:

_______________________________________________________________________________________________________.

4. The name of the Florida Limited Liability Company as set forth in the attached Articles of Organization:

Biomet 3i, LLC.

(Enter Name of Florida Limited Liability Company)

5. If not effective on the date of filing, enter the effective date:                    .

(The effective date: 1) cannot be prior to nor more than 90 days after the date this document is filed by the Florida Department of State; AND 2) must be the same as the effective date listed in the attached Articles of Organization, if an effective date is listed therein.)

Signed this 27th day of February 2008.

Signature of Authorized Person:	/s/ Bradley J. Tandy

Printed Name:	Bradley J. Tandy	Title:	Secretary

Fees:

Certificate of Conversion:	$25.00
Fees for Florida Articles of Organization:	$125.00
Certified Copy:	$30.00	(Optional)
Certificate of Status:	$5.00	(Optional)

ARTICLES OF ORGANIZATION FOR FLORIDA LIMITED LIABILITY COMPANY

ARTICLE I - Name:

The name of the Limited Liability Company is:

Biomet 3i, LLC

(Must end with the words “Limited Liability Company, “Limited Company” or their abbreviation “LLC” or “L.C.,”)

ARTICLE II - Address:

The mailing address and street address of the principal office of the Limited Liability Company is:

Principal Office Address:	Mailing Address:

4555 Riverside Drive	4555 Riverside Drive
Palm Beach Gardens, FL 33410	Palm Beach Gardens, FL 33410

ARTICLE III - Registered Agent, Registered Office, & Registered Agent’s Signature:

(The Limited Liability Company cannot serve as its own Registered Agent You must designate an individual or another business entity with an active Florida registration.)

The name and the Florida street address of the registered agent are:

Edward G. Sabin
Name.
4555 Riverside Drive
Florida street address (P.O. Box NOT acceptable)
Palm Beach Gardens, FL 33410
City, State, and Zip

Having been named as registered agent and to accept service of process for the above stated limited liability company at the place designated in this certificate, I hereby accept the appointment as registered agent and agree to act in this capacity. I further agree to comply with the provisions of all statutes relating to the proper and complete performance of my duties, and I am familiar with and accept the obligations of my position as registered agent as provided for in

Chapter 608, F.S..

/s/ Edward G. Sabin
Registered Agent’s Signature (REQUIRED)

(CONTINUED)

ARTICLE IV- Manager(s) or Managing Member(s):

The name and address of each Manager or Managing Member is as follows:

Title:	Name and Address:
“MGR” = Manager “MGRM” = Managing Member

MGR	Jeffrey R. Binder 56 E. Bell Drive Warsaw, IN 46582

MGR	Bradley J.Tandy 56 E. Bell Drive Warsaw, IN 46582

MGR	J. Pat Richardson 56 E. Bell Drive Warsaw, IN 46582

MGRM	Biomet, Inc. 56 E. Bell Drive Warsaw, IN 46582 , (Use attachment if necessary)

ARTICLE V: Effective date, if other than the date of filing: ___________________________________.

(OPTIONAL)

(If an effective date is listed, the date must be specific and cannot be more than five business days prior to or 90 days after the date of filing.)

REQUIRED SIGNATURE:

/s/ Bradley J.Tandy
Signature of a member or an authorized representative of a member.

(In accordance with section 608.408(3), Florida Statutes, the execution of this document constitutes an affirmation under the penalties of perjury that the facts stated herein are true.)

Biomet, Inc., by Bradley J. Tandy, Sr. VP, General Counsel and Secretary

Typed or printed name of signee

Filing Fees:

$125.00	Filing Fee for Articles of Organization and Designation of Registered Agent
$30.00	Certified Copy (Optional)
$5.00	Certificate of Status (Optional)